UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2012 (July 30, 2012)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On July 30, 2012, the board of directors of American Realty Capital Properties, Inc. (the “Company“) approved a revised Code of Ethics (“Code”). The Code’s policy was updated with respect to an employee’s, officer’s or director’s duty to report known or suspected violations of the Code or illegal or unethical business or workplace conduct by employees, officers or directors. The changes to the Code were made in light of the enactment of certain provisions of the Dodd–Frank Wall Street Reform and Consumer Protection Act. The foregoing description of Code is qualified in its entirety by reference to the full text of the Code attached as Exhibit 14, which is incorporated herein by reference.

Item 8.01.  Other Events

On August 1, 2012, the Company filed a universal shelf registration statement and a resale registration statement with the Securities and Exchange Commission (“SEC”).

The Company considers both of these filings to be procedural in nature and both registration statements were filed on the first day on which the Company is eligible to do so under SEC rules and regulations. The Company has no current expectations to raise additional capital through these registration statements and its investment and acquisition strategy is not dependent on any such capital raise.

A copy of the press release announcing the filings is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
14	Amended and Restated Code of Ethics, effective as of July 30, 2012
99.1	Press Release, dated August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

August 1, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors